Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-284655) pertaining to the Amended and Restated 2016 Equity Incentive Plan, 2025 Equity Incentive Plan, and the 2025 Employee Stock Purchase Plan of Beta Bionics, Inc. of our report dated February 24, 2026, with respect to the financial statements of Beta Bionics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Diego, California

February 24, 2026